UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2005

NATIONWIDE FINANCIAL SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-120428	33-1080880
(Commission File Number)	(IRS Employer Identification No.)

3231 S. Country Club Way, Suite 102, Tempe, Arizona	85282
(Address of Principal Executive Offices)	(Zip Code)

(480) 820-9766

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 19, 2005, Nationwide Financial Solutions, Inc., a Nevada corporation (the “Company”), loaned $500,000 to Allstate Home Loans, Inc. (“Allstate”) pursuant to a promissory note (the “Note”). The Note accrues interest at an annual rate of 12% and is payable to the Company in 12 monthly payments, the first 11 of which will consist of accrued interest only, with the final payment on December 19, 2006 consisting of the outstanding principal and accrued interest.

Gregg Shanberg, the President and sole shareholder of Allstate, executed a Personal Guaranty dated as of December 19, 2005 in favor of the Company, pursuant to which he unconditionally guaranteed to the Company the payment and performance of all obligations of Allstate under the Note.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Promissory Note of Allstate Home Loans, Inc. dated December 19, 2005
99.2	Personal Guaranty of Gregg Shanberg in favor of Nationwide Financial Solutions, Inc. dated as of December 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SOLUTIONS, INC.
(Registrant)

Date: December 22, 2005	By:	/s/ Darren R. Dierich
Darren R. Dierich
Chief Financial Officer